                                   EXHIBIT 1

                                   AGREEMENT

     The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: May 21, 1999                 ENCAP ENERGY CAPITAL FUND III, L.P.
                                   By: EnCap Investments L.L.C., General
                                       Partner

                                       By:  /s/ D. Martin Phillips
                                            ----------------------------------
                                            D. Martin Phillips
                                            Managing Director


Date: May 21, 1999                 ENCAP ENERGY CAPITAL FUND III-B, L.P.
                                   By: EnCap Investments L.L.C., General
                                       Partner

                                       By:  /s/ D. Martin Phillips
                                            ----------------------------------
                                            D. Martin Phillips
                                            Managing Director


Date: May 21, 1999                 BOCP ENERGY PARTNERS, L.P.
                                   By: EnCap Investments L.L.C., Manager


                                       By:  /s/ D. Martin Phillips
                                            ----------------------------------
                                            D. Martin Phillips
                                            Managing Director


Date: May 21, 1999                 ENCAP INVESTMENTS L.L.C.


                                       By:  /s/ D. Martin Phillips
                                            ----------------------------------
                                            D. Martin Phillips
                                            Managing Director


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